CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated August 18, 1999, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of Fasciano Fund, Inc.

ARTHUR ANDERSON LLP
Chicago, Illinois
September 3, 1999